UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SENTIO HEALTHCARE PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

_________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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189 South Orange Ave., Suite 1700

Orlando, Florida 32801

Notice of Annual Meeting of Stockholders

To Be Held November 5, 2015

Dear Stockholder:

We cordially invite you to attend the 2015 annual meeting of stockholders of Sentio Healthcare Properties, Inc. (the “Company”), to be held on Thursday, November 5, 2015, at 10:00 a.m. local time at our corporate offices located at 189 South Orange Ave., Suite 1700, Orlando, Florida 32801. Directions to the annual meeting can be obtained by calling (407) 999-7679 or visiting www.sentiohealthcareproperties.com.

We are holding this meeting to:

1.	Elect eight directors to hold office for one-year terms expiring in 2016, as follows:

(a)	six directors to be elected by the holders of the Company’s common stock and Series C preferred stock, voting together as a single class; and

(b)	two directors to be elected by the holders of the Company’s Series C preferred stock, voting as a separate class.

The board of directors recommends a vote FOR each nominee

2.	Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your board of directors has selected August 7, 2015 as the record date for determining stockholders entitled to vote at the meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) on or about September 16, 2015. The Notice contains instructions regarding this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you requested a paper copy of our proxy materials and received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in the Notice and your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

Sincerely,

September 14, 2015	John Mark Ramsey
Orlando, Florida	President and Chief Executive Officer

-i-

SENTIO HEALTHCARE PROPERTIES, INC.

189 South Orange Ave., Suite 1700

Orlando, Florida 32801

PROXY STATEMENT

FOR THE

2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 5, 2015

SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS

We are providing access to our proxy materials over the Internet in connection with the solicitation by the board of directors of Sentio Healthcare Properties, Inc. (“Sentio Healthcare Properties,” the “Company,” “we,” or “us”), a Maryland corporation, of proxies for use at the 2015 annual meeting of stockholders to be held on November 5, 2015, at 10:00 a.m. local time at our executive offices, 189 South Orange Ave., Suite 1700, Orlando, Florida 32801, and at any adjournment or postponement thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders. The Notice of Internet Availability of Proxy Materials, which is referred to herein as the “Notice,” and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting.

Please carefully read the proxy statement in its entirety for information about the matters to be voted upon. You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission; see “Additional Information – Where You Can Find More Information” in this proxy statement.

The Notice was mailed and the related proxy materials were made available to stockholders at https://www.proxy-direct.com/shp-27059 on or about September 16, 2015.

Stockholders Entitled to Vote

Holders of our common stock and our Series C preferred stock at the close of business on August 7, 2015 (the “Record Date”) are entitled to receive notice of and to vote their shares at the annual meeting. As of the Record Date, there were 11,495,216 shares of our common stock issued and outstanding and 1,000 shares of our Series C preferred stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting on which the common stock is entitled to vote. Each share of our Series C preferred stock is entitled to one vote for each share of As-Converted Common Stock (defined below) held by such holder on each matter properly brought before the annual meeting on which the Series C preferred stock is entitled to vote. “As-Converted Common Stock” means, as of any determination date and with respect to any holder, the number of shares of common stock then held by such holder and its affiliates after giving effect to the conversion or exchange, in accordance with their terms, of any and all securities then convertible or exchangeable, directly or indirectly, into our common stock (including, without limitation, the Series B preferred units of limited partnership interest in our operating partnership), but without giving effect to any limitations on such conversion or exchange applicable as a result of ownership and transfer restrictions set forth in our charter. As of the record date, the issued and outstanding Series C Preferred Stock entitled to vote at the meeting represented 15,830,938 shares of As-Converted Common Stock. Thus, on matters in which the holders of our common stock and our Series C preferred stock are entitled to vote together as a single class, such as the election of directors, the Series C preferred stockholder will hold a majority of the votes entitled to be cast.

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HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD:

Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you requested a paper copy of our proxy materials and received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in the Notice and your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

All proxies that have been properly authorized and not revoked will be voted at the annual meeting. If you submit a proxy but do not indicate any voting instructions, any shares of common stock represented by that proxy will be voted FOR the election of each of the six nominees named in Proposal 1(a); any shares of Series C preferred stock represented by that proxy will be voted FOR the election of each of the six nominees named in Proposal 1(a) and FOR the election of each of the two nominees named in Proposal 1(b). In addition, if any other business properly comes before the stockholders for a vote at the annual meeting, the shares will be voted in the discretion of the holders of the proxy.

Required Vote

The presence in person or by proxy of the holders of the common stock and the Series C preferred stock entitled to cast a majority of all the votes entitled to be cast at the annual meeting is necessary to constitute a quorum. If a share is represented for any purpose at the annual meeting, it is deemed to be present for quorum purposes and for all other purposes as well. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum. Withheld votes in the election of directors and abstentions in all other items submitted for stockholder approval will not be counted as votes cast.

Summary of Proposals. The proposals described in this proxy statement and the classes to which they apply are set forth below:

PROPOSAL	AFFECTED CLASS(ES)
	Common Stock	Series C Preferred Stock
Proposal 1(a) - To elect six directors to the Company’s board of directors	Common Stockholders, voting together with the Series C Preferred Stockholders as a single class	Series C Preferred Stockholders, voting together with the Common Stockholders as a single class

Proposal 1(b) - To elect two directors to the Company’s board of directors	N/A	Series C Preferred Stockholders, voting as a separate class

Election of Directors. A majority of the votes represented by the holders of the common and the Series C preferred stock present in person or by proxy at the meeting is required for the election of the six directors in Proposal 1(a). A majority of the votes represented by only the Series C preferred stockholders present in person or by proxy at the meeting is required for the election of the two directors in Proposal 1(b). This means that a director nominee needs to receive more votes for his election than against his election in order to be elected to the board. Because of this majority vote requirement, withhold votes will have the effect of a vote against each nominee for director. Broker non-votes will also have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualified.

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Pursuant to the terms of the investor rights agreement entered in connection with the KKR Equity Commitment (as described below under “Transactions with Related Persons – KKR Equity Commitment”), the KKR Investor (as defined below under “Transactions with Related Persons – KKR Equity Commitment”), as the holder of the Series C preferred stock, has agreed that until it owns only common stock, it will vote all of its Series C preferred stock in favor of the slate of directors nominated by the board of directors (other than a preferred stock director). Thus, as the Series C preferred stockholder holds a majority of the votes entitled to be cast, the slate of six director nominees to be reelected at the Annual Meeting is expected to be reelected.

Other Matters. Our board of directors does not presently intend to bring any business before the annual meeting other than the proposals that are identified in the Notice of Annual Meeting of Stockholders, and discussed in this proxy statement. If other matters are properly presented at the annual meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this proxy statement, we did not know of any other matters to be raised at the annual meeting.

Broker Non-Votes

A broker that holds shares in “street name” generally has the authority to exercise its discretion and vote on routine items when it has not received instructions from the beneficial owner. A broker that holds shares in “street name” does not have the authority to vote on non-routine items when it has not received instructions from the beneficial owner. Votes for the election of directors are considered non-routine matters. Therefore, absent your instructions, a broker that holds your shares in “street name” will not be permitted to vote your shares in the election of any nominee for director. If a broker returns a properly executed proxy, but crosses out non-routine matters for which you have not given instructions (a so-called “broker non-vote”), the proxy will have the same effect as a vote AGAINST the election of each of the six nominees named in Proposal 1(a) (with respect to proxies for shares of common stock); and AGAINST the election of each of the six nominees named in Proposal 1(a) and AGAINST the election of each of the two nominees named in Proposal 1(b) (with respect to proxies for shares of Series C preferred stock). However, as the only matter at our annual meeting is a non-routine matter, we do not expect to have any broker non-votes

Revocation of Proxies

You can revoke your proxy at any time before it is voted at the annual meeting by:

•	providing written notice of such revocation to our corporate secretary;

•	signing and submitting a new proxy card with a later date;

•	authorizing a new proxy by telephone or Internet (only your latest proxy is counted); or

•	voting your shares in person at the annual meeting.

Proxy Solicitation

The solicitation of proxies for the annual meeting will be made primarily via the Internet. However, if necessary to ensure satisfactory representation at the annual meeting, we may also solicit proxies by telephone. We do not expect to engage any third parties to assist with the solicitation of proxies in conjunction with the annual meeting. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees of our advisor or its affiliates may also solicit proxies, but they will not be specifically compensated for these services. The costs of the proxy solicitation will be borne by us.

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Effect of Adjournment of Annual Meeting

If the annual meeting is adjourned due to a lack of a quorum, we intend to reconvene the annual meeting as soon as reasonably practical, and in any event within 120 days of the record date. Pursuant to our bylaws, stockholder meetings must be held no more than 120 days following the record date. Your proxy will still be effective and may be voted at the adjourned meeting, and you will still be able to change or revoke your proxy until it is voted at the adjourned meeting, if such meeting occurs within 120 days of the record date.

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PROPOSALS 1(a) and 1(b)
ELECTION OF DIRECTORS

Proposal 1(a): Elect six directors to hold office for one-year terms expiring in 2016

The board of directors has nominated the following individuals to be elected as directors by the holders of the Company’s common stock and Series C preferred stock, voting together as a single class, each to serve for a one year term ending at the 2016 annual meeting of stockholders: Romeo Cefalo, Barry Chase, Steven Pearson, John Mark Ramsey, Ronald Shuck and James Skorheim. Each nominee currently serves as a director and, if reelected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

Proposal 1(b): Elect two directors to hold office for one-year terms expiring in 2016

The board of directors has nominated the following individuals to be elected as directors by the holders of the Company’s Series C preferred stock, voting as a separate class, each to serve for a one year term ending at the 2016 annual meeting of stockholders: Billy Butcher and Daniel A. Decker. Each nominee currently serves as a director and, if reelected, will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board of directors chooses to reduce the number of directors serving on the board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ALL NOMINEES TO BE ELECTED AS DIRECTORS.

CERTAIN INFORMATION ABOUT OUR MANAGEMENT

The Board of Directors

The principal occupations and certain other information about the members of our board of directors, each of whom is a nominee for re-election at the 2015 annual meeting of stockholders, are set forth below.

Billy Butcher, age 34, has served as one of our KKR-selected Directors (as defined below under “Nomination of Candidates for Director Positions”) since March 12, 2013. Mr. Butcher is currently employed by Kohlberg Kravis Roberts & Co. L.P. (“KKR”) as a Director in its real estate investment business. Mr. Butcher joined KKR in 2004, and prior to KKR’s establishment of a dedicated real estate investment effort, Mr. Butcher worked in KKR’s corporate private equity business, both in the United States and internationally.

Prior to joining KKR, Mr. Butcher was employed with Goldman, Sachs & Co. He holds an A.B. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

Mr. Butcher was elected to be one of our directors, and a member of our investment committee, on March 12, 2013 in connection with, and as a condition to, our entry into a series of agreement referred to as the KKR Equity Commitment. Mr. Butcher is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor.

Romeo Cefalo, age 65, has served as one of our independent directors since August 2008 and has served as chairman of our board since May 2014 when the prior chairman of the board retired. From 2004 to 2006, Mr. Cefalo was Executive Vice President of Real Estate, Construction and New Store Development for Albertsons, Inc. He was responsible for managing Albertson’s real estate operation and $1.5 billion annual capital budget. From 2001 to 2004, Mr. Cefalo was Executive Vice President of Operations for Albertsons. His responsibilities included managing growth planning and capital budgets. From 1995 to 2001, Mr. Cefalo was President of Lucky Stores in Buena Park, California, and was responsible for $6.0 billion in sales and $400.0 million in earnings. Mr. Cefalo received his Master of Business Administration from New Hampshire College in 1984.

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For the following reasons, the board concluded that Mr. Cefalo should serve as a director. In addition to his management experience, Mr. Cefalo’s specific knowledge of commercial real estate and related investment and financing activities position him very well to provide the board of directors with valuable industry-specific insight and experience.

Barry Chase, age 59, has served as one of our independent directors since September 2007. He has been actively involved in the real estate industry since 1980. Mr. Chase is the Co-Founder and Managing Principal of AVP advisors, a real estate investment management firm for institutional investors. From 2004 to present, Mr. Chase has worked for AVP advisors. From 2002 to 2003, Mr. Chase was a Principal of Platinum Capital advisors, and from 1998 to 2002, he was the Executive Vice President and the President of Koll Development Company’s Western Division, where he developed more than nine million square feet of office, industrial, retail and mixed-use projects.

Prior to joining the Koll Development Company, Mr. Chase held executive level positions with several nationally recognized real estate companies. He served as the President of Cushman Investment and Development Company, and the Executive Vice President, General Counsel and member of the board of directors of Cushman Realty Corporation and as the Executive Vice President — Acquisitions of CT Realty Corporation. Mr. Chase began his real estate career with Sunrise Investment, Inc. As Executive Vice President and General Counsel of Sunrise, Mr. Chase was in charge of property acquisitions/dispositions and capital raising for the firm’s real estate private placements. Mr. Chase attended California State University, Northridge and received his J.D. Degree from the University of San Fernando. He is an inactive member of the California State Bar.

For the following reasons, the board concluded that Mr. Chase should serve as a director. Mr. Chase brings to the board of directors demonstrated management ability at senior levels as well as extensive relevant experience in the commercial real estate industry. Mr. Chase’s legal background provides our board with leadership and consensus-building skills on a variety of matters, including corporate governance.

Daniel A. Decker, age 62, has served as one of our KKR-selected Directors since March 12, 2013. He is the President and an owner of CoastWood Senior Housing Partners, LLC (“CW”), an investment firm specializing in senior housing and related services, which he founded in 2005. In January 2013, CW joined with KKR and Beecken Petty O'Keefe & Company to acquire 100% of the operations of Sunrise Senior Living (NYSE:SRZ), one of the leading operators of assisted living properties in the United States.

Prior to forming CW, Mr. Decker was a partner from 1990 to 2005 at The Hampstead Group, LLC, a private equity firm specializing in real estate operating companies. Mr. Decker was an attorney at the law firm of Munsch, Hardt, Kopf & Harr from 1985 to 1990, which he co-founded in 1985. Mr. Decker was an attorney at Winstead, Sechrest & Minick P.C. from 1980 to 1985. Mr. Decker served as a Director of Health Care REIT, Inc. (NYSE:HCN) from October 2011 through August 2012, during which time he served as a member of the Audit, Investment, Nominating/Corporate Governance and Planning Committees. Mr. Decker earned his Bachelor of Business Administration degree in economics in 1979 and his J.D. in 1980, both from the University of Missouri.

 Mr. Decker has been investing in the senior housing industry for nearly 20 years. During that period he has been involved in the investment, made through three different public companies, of approximately $2 billion of assets across a spectrum of independent living, assisted living, memory care, and skilled nursing facilities. Mr. Decker’s experience with investment and private equity firms brings a new point of view and base of experience to the board of directors. Mr. Decker was elected to be one of our directors, and a member of our investment committee, on March 12, 2013 in connection with, and as a condition to, the execution of the KKR Equity Commitment. Mr. Decker, through an affiliate of KKR, is a co-investor with the KKR Investor in us in connection with the KKR Equity Commitment.

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Steven Pearson, age 67, has served as one of our independent directors since September 2007. He is the Executive Vice President, Chief Strategy Officer and a director for DAUM Commercial Real Estate. Mr. Pearson has been with DAUM since June 1997 and serves as a key executive responsible for the planning and execution of the company’s growth initiatives. Prior to his affiliation with DAUM, from July 1991 through May 1997, Mr. Pearson served as Senior Vice President of Coldwell Banker Commercial Affiliates, where he oversaw the design, development, and delivery of all commercial resources for Coldwell Banker.

Mr. Pearson’s background includes 15 years with CB Commercial in Denver, San Francisco and Newport Beach. During his tenure in Denver he was active in the local chapter of the National Association of Industrial and Office Parks (NAIOP) and served as a market expert for several Urban Land Institute (ULI) functions. In San Francisco, Mr. Pearson was a vice president for Coldwell Banker Investment Banking Services. In this capacity, he focused on the analysis of recapitalization or disposition of larger real estate assets or asset portfolios of institutional owners - primarily industrial and office portfolios in Denver and Southern California. In Newport Beach, Mr. Pearson worked as an investment specialist focusing primarily on the analysis and sale of mid-sized institutional property for insurance companies, Savings and Loans, and the RTC. Mr. Pearson earned his Bachelor of Arts in Psychology from Stanford University and earned his MBA in Marketing and Finance from the University of Colorado.

For the following reasons, the board concluded that Mr. Pearson should serve as a director. Mr. Pearson brings to the board over 37 years of diverse experience in commercial real estate, including experience in the areas of investment banking, brokerage, management and financing. His extensive understanding of these aspects of industry provide the board with an invaluable resource for assessing and managing risks and planning corporate strategy. In addition, Mr. Pearson provides an important perspective for the board’s discussions regarding our capital and liquidity needs.

John Mark Ramsey, age 44, is our Chief Executive Officer, President and a member of our board of directors, positions he has held since December 2011. Mr. Ramsey is also Chief Executive Officer and majority owner of our advisor, Sentio Investments, LLC, positions he has held since its formation in December 2011. Between May 2007 and December 2011, Mr. Ramsey was an owner of, and served as the Chief Executive Officer of Servant Healthcare Investments, LLC (“SHI”), which served as our sub-advisor from May 2008 through July 2011. During his tenures with Sentio Investments and SHI, Mr. Ramsey has overseen all investment activity for these entities while also developing and maintaining relationships with leaders in the healthcare industry.

Prior to his role with SHI, Mr. Ramsey served for four years at CNL Retirement Properties, Inc. (“CNL”), now Health Care Property Investors, Inc., (NYSE: HCP), the nation’s largest real estate investment trust focusing exclusively on properties serving the healthcare industry. During his four years as an executive at CNL, Mr. Ramsey served as a senior vice president and executive committee member. In this capacity, Mr. Ramsey managed the Investment Group, and was responsible for implementing and executing the investment strategy in the senior housing and medical facilities’ sectors. During his tenure, CNL closed on over 18,000,000 square feet and $3.1 billion, positioning it as the third largest healthcare REIT in the United States, which proved to be a key factor in CNL’s successful merger with HCP.

Before joining CNL in 2003, Mr. Ramsey was co-founder and Senior Vice President of Development and Acquisitions for Superior Residences, Inc., a regional developer and owner/operator of Senior Housing projects with responsibilities for all company development and acquisition activities. He also has extensive investment advising experience, having been a Principal and Co-Founder of Weaver, Ramsey & Hershiser, a financial advisory firm specializing in financial management. Prior to that, he served as an Investment Advisor to A.G. Edwards, where he implemented a total financial planning approach with his clients. Mr. Ramsey is a Magna Cum Laude graduate of Florida State University, having earned dual degrees in finance and real estate.

 For the following reasons, the board concluded that Mr. Ramsey should serve as a director. As the Chief Executive Officer and President of the Company, Mr. Ramsey is the only officer of the Company to sit on the board of directors. As such, Mr. Ramsey is well positioned to provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the Company. Furthermore, his experience and expertise in the healthcare real estate sector and with the acquisition, ownership and operation of senior living facilities and medical facilities are key assets to our board of directors

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Ronald Shuck, age 66, has served as one of our independent directors since September 2008. Mr. Shuck was a shareholder with Moore Stephens Lovelace, P.A, (MSL), an accounting firm, for 25 years until his retirement as a shareholder in July 2013. He continues to serve as an advisor to MSL in relation to its senior housing practice. Mr. Shuck also helped to form Windermere Strategic Partners, LLC, an organization that provides services to developers and owners of senior housing properties. Mr. Shuck has been providing services to the senior housing and care industry for over 30 years. His comprehensive financial experience in the healthcare industry includes consulting with clients on corporate governance, strategic planning, market risk and compiling and examining financial forecasts and projections. Mr. Shuck has written articles pertaining to senior housing and care that have been published in various publications including The Wall Street Journal and Forbes Magazine. Mr. Shuck received his Bachelor of Science in Accounting from Kent State University and his Masters in Accounting from the University of Central Florida. Mr. Shuck also serves on the board of directors for the Florida Retirement Housing Council.

For the following reasons, the board concluded that Mr. Shuck should serve as a director. Mr. Shuck brings a key combination of skills overlapping the healthcare and real estate industries. His background and expert knowledge in the areas of corporate governance, risk assessment and strategic planning are key assets to the board of directors. In addition, Mr. Shuck’s strong accounting credentials provide him with the skills and knowledge to serve effectively on our audit and enterprise risk committee.

James Skorheim, age 63, has served as one of our independent directors since September 2007. He is a CPA, an attorney at law, a Certified Valuation Analyst, a Certified Fraud Examiner and a Certified Forensic Accountant. Since 2005, he has served as a Principal of the firm Skorheim & Associates, an accountancy corporation specializing in financial analysis and valuation in relation to commercial damages and losses. From 2000 to 2005, Mr. Skorheim was a partner in the certified public accounting and business consulting firm of Moss Adams, LLP. Prior to that, he was a partner of Coleman & Grant and Deloitte & Touche LLP.

Mr. Skorheim has testified in over one hundred business litigation cases at both the federal and state levels on a variety of business and financial issues. He has also served as a mediator, arbitrator and accounting neutral in numerous matters. His professional background and experience includes the handling of accounting, tax, financial and estate planning, business consulting, business valuation, risk management and commercial insurance claims services for both small and Fortune 500 companies and their owners and executives. Mr. Skorheim serves as chairman of our audit and enterprise risk committee.

For the following reasons, the board concluded that Mr. Skorheim should serve as a director. Mr. Skorheim is an experienced forensic accountant and certified valuation analyst with the requisite skills necessary to lead our audit and enterprise risk committee. His background in financial analysis and his substantial experience in commercial real estate investment and operations make him a critical asset, both on our board of directors in general and as the chairman of our audit and enterprise risk committee. Mr. Skorheim’s positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters.

Board Leadership Structure

An independent director of the Company has served as chairman of our board of directors since August 2011. Currently, our board of directors is comprised of (i) five independent directors, (ii) one director, John Mark Ramsey, who is affiliated with our advisor and who is also our Chief Executive Officer and President, and (iii) two directors, Billy Butcher and Daniel A. Decker, who are associated with KKR. Our board composition and the corporate governance provisions set forth in our charter ensure strong oversight by independent directors. Each of the four standing committees of our board of directors is chaired by an independent director and our audit, compensation and independent directors committees are comprised entirely of independent directors. As the current chairman of the board of directors, Romeo Cefalo is responsible for chairing board meetings and meetings of stockholders, setting the agendas for board meetings and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Ramsey manages our business under the direction of the board of directors and implements our policies as determined by the board of directors. The board of directors has not established a formal policy, one way or the other, on whether the role of the chairman of the board and Chief Executive Officer should be separated. However, the board of directors currently believes that maintaining a structure that separates the roles of the chairman of the board and Chief Executive Officer is the appropriate leadership structure for the Company. We do not currently have a policy requiring the appointment of a lead independent director.

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The Role of the Board of Directors in our Risk Oversight Process

Management is responsible for the day-to-day management of risks the Company faces, while the board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. The entire board regularly reviews information regarding the Company’s liquidity, credit, operations and regulatory compliance, as well as the risks associated with each of these areas. The audit and enterprise risk committee oversees risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The independent directors committee manages risks associated with the independence of the board of directors and potential conflicts of interest involving our advisor and its affiliates. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Director Independence

Our charter contains detailed criteria for determining the independence of our directors and requires a majority of the members of our board of directors to qualify as independent. The board of directors consults with our legal counsel to ensure that the board’s independence determinations are consistent with our charter and applicable securities and other laws and regulations. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Sentio Healthcare Properties, our senior management and our independent registered public accounting firm, the board of directors has determined that Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck and James Skorheim are independent, and consequently the majority of our board of directors is comprised of independent directors. In addition, Mr. William Bloomer, who served as a director until his resignation in May 2014 was also independent. Furthermore, although our shares are not listed on a national securities exchange, a majority of the members of our board of directors, and all of the members of our audit and enterprise risk committee, independent directors committee and compensation committee are independent under the rules of the NASDAQ stock market.

Nomination of Candidates for Director Positions

We have determined that we are currently better served by having our full board of directors review and consider director nominations. As a result, we currently have no nominating committee; however, pursuant to our charter, our independent directors are responsible for nominating replacements for vacancies resulting from the departure of independent directors. The full board of directors currently participates in the consideration of all other director nominees, with the exception of director nominees that are selected by the KKR Investor pursuant to the terms of the KKR Equity Commitment (the “KKR-selected Directors”). Pursuant to an Investor Rights Agreement, dated February 10, 2013, among the Company, our operating partnership and the KKR Investor (the “Investor Rights Agreement”), we agreed to nominate at each annual meeting of the Company’s stockholders, or special meeting of the Company’s stockholders called for the purpose of electing directors of the Company, two KKR-selected nominees for director.

Furthermore, the Series C preferred stockholders, voting together as a separate class, are also entitled to elect the following number of directors to the board of directors (the “Series C Preferred Stock Directors”) at any special or annual meeting of stockholders of the Company called for the purpose of electing directors or at any special meeting of the holders of Series C preferred stock or by written consent in lieu thereof:

•	if the board of directors is comprised of nine or fewer directors, the Series C preferred stockholders are entitled to elect two directors to the board of directors;

•	if the board of directors is comprised of ten or more directors, the Series C preferred stockholders are entitled to elect directors representing 30% of the board of directors, rounded up to the nearest whole number; and

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•	in addition to the rights described above, if and when dividends on the Series C preferred stock have not been declared and paid in full for at least two consecutive dividend payment dates, the size of the board of directors will be automatically increased by two members, who shall be elected by the Series C preferred stockholders voting together as a single class.

In accordance with our obligation under the Investor Rights Agreement and the voting rights of the Series C preferred stockholders, our board of directors has nominated Billy Butcher and Daniel A. Decker for re-election as the two KKR-Selected Directors at our 2015 annual meeting of stockholders.

With the exception of the KKR-selected Directors, the board of directors identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board of directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the board of directors identifies the desired skills and experience of a new nominee, if the board of directors determines that it is appropriate to replace the retiring member. The board of directors believes that potential directors should possess sound judgment, understanding of the business issues affecting us, integrity and the highest personal and professional ethics. In searching for potential nominees, the board of directors (or the independent directors, if the nomination is for a vacant independent director position) seeks directors who have extensive relevant business, management and civic experience appropriate for assisting the board of directors to discharge its responsibilities. In the case of both incumbent and new directors, the board of directors seeks persons who are able to devote significant time and effort to board and committee responsibilities. In addition, when selecting new nominees for director positions, the board of directors seeks to develop and maintain a board that, as a whole, is strong in its collective knowledge and has a diversity of skills, background and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, industry knowledge and corporate governance.

With the exception of director candidates that are nominated and elected by the Series C preferred stockholders, voting as a separate class, the board of directors will consider recommendations made by stockholders for director nominees who meet the criteria set forth above. In order to be considered for nomination, recommendations made by stockholders must be submitted in accordance with the procedure set forth in the Company’s bylaws, and within the timeframe required to request a proposal to be included in the proxy materials. See “Stockholder Proposals” below.

Meetings of the Board of Directors and Committees

During the year ended December 31, 2014, the board of directors met five times. During 2014, each of our directors attended at least 75% of the total number of meetings of the board of directors. In addition, each director attended at least 75% of the total number of meetings of any committee on which he served during 2014. We encourage our directors to attend our annual meetings of stockholders and all of them were present telephonically or in person at our 2014 annual meeting of stockholders. Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, our board of directors has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting. The board of directors has established four permanent committees: the audit and enterprise risk committee, the independent directors committee, the compensation committee and the investment committee.

Audit and Enterprise Risk Committee

The audit and enterprise risk committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the audit and enterprise risk committee are James Skorheim (Chairman), Steven Pearson and Ronald Shuck. Steven Pearson was appointed to the audit and enterprise risk committee in March 2015. The board of directors has determined that James Skorheim, who is an independent director, satisfies the SEC’s requirements for an “audit committee financial expert.” During the year ended December 31, 2014, the audit and enterprise risk committee met four times. The audit and enterprise risk committee has adopted a charter, which is included as Appendix A to this proxy statement.

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Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our “independent directors,” that is, the directors who are not affiliated with our advisor or our other sponsors and who otherwise meet the criteria for independence set forth in our charter, approves all transactions between us and our advisor or its affiliates. See “Certain Transactions with Related Persons” below for a discussion of the transactions considered and approved by our independent directors committee since the beginning of 2013. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law, provided that a majority of our independent directors determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Any conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. During the year ended December 31, 2014, the independent directors committee met two times. The current members of the independent directors committee are Romeo Cefalo (Chairman), Barry Chase, Steven Pearson, Ronald Shuck and James Skorheim.

Compensation Committee

Our compensation committee discharges the board’s responsibilities relating to compensation of our executives and our directors. The compensation committee is responsible for administering equity-based awards, if any, to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and setting the terms and conditions of such awards in accordance with our Employee and Director Incentive Stock Plan, which we describe further below. Our compensation committee also has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans. During the year ended December 31, 2014, the compensation committee did not meet. The current members of the compensation committee are Romeo Cefalo (Chairman) and James Skorheim. The compensation committee has adopted a charter, which is included as Appendix B to this proxy statement.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our advisor are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee must consist of at least three directors, a majority of whom are independent directors. During the year ended December 31, 2014, the investment committee met eight times. The current members of the investment committee are Steven Pearson (Co-Chairman), Ronald Shuck (Co-Chairman), Billy Butcher, Romero Cefalo, Barry Chase, Daniel A. Decker, John Mark Ramsey and James Skorheim.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors. Such parties can contact the board of directors by mail at: Chairperson of the Audit and Enterprise Risk Committee of Sentio Healthcare Properties, Inc., 189 South Orange Ave., Suite 1700, Orlando, Florida 32801. The chairperson of the audit and enterprise risk committee will receive all communications made by this means.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our board of directors and our executive officers. The Code of Business Conduct and Ethics can be accessed through our website: www.sentiohealthcareproperties.com. If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website.

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Executive Officers

The following individuals serve as of our executive officers:

John Mark Ramsey is our Chief Executive Officer and President. Biographical information for Mr. Ramsey is set forth above.

Sharon Kaiser, age 70, is our Chief Financial Officer, Treasurer and Secretary, positions she has held since October 2006, November, 2011 and July 2010, respectively. Ms. Kaiser has overall responsibility for our finance and accounting. Ms. Kaiser served as our President from May 25, 2011 to December 16, 2011. Effective January 1, 2012, Ms. Kaiser was also appointed Chief Financial Officer of our advisor.

From July 2005 to December 2011, Ms. Kaiser served as the Chief Financial Officer for a number of entities affiliated with Cornerstone Ventures, Inc., the sponsor of our former advisor, including three publicly registered, non-traded real estate funds. Prior to joining the Cornerstone group, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of a large retail REIT listed on the Australian stock exchange. From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, then a subsidiary of Vivendi Universal, and from 1995 to 1999 she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Executive Officer Compensation

We have no employees and our executive officers do not receive compensation directly from us for services rendered to us. During 2014 and 2013, John Mark Ramsey and Sharon Kaiser served as our executive officers and were also officers and employees of our advisor. Mr. Ramsey and Ms. Kaiser were compensated by our advisor, in part, for services that they provided to us. Pursuant to the terms of the advisory agreements in effect with our advisor during 2014 and 2013, we were not required to reimburse our advisor for any personnel costs incurred by our advisor related to its employees, including any compensation paid by our advisor to Mr. Ramsey and Ms. Kaiser. A description of the nature and amounts of fees that we paid to our advisor during 2014 and 2013 is found under “Certain Transactions With Related Persons.”

Director Compensation

If a director is also one of our executive officers, we do not pay any compensation for services rendered as a director. The amount and form of compensation payable to directors who are neither our executive officers nor affiliates of our advisor (such directors are “outside directors”) for their service to us is determined by our board of directors, based upon information provided by our advisor. Mr. Ramsey, who manages and controls our advisor, is involved in advising on the compensation to be paid to our outside directors.

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We have provided below certain information regarding compensation paid to our directors during the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	All Other Compensation	Total ($)
William Bloomer (2)	9,750	—	—	9,750
Billy Butcher	22,750	—	—	22,750
Romeo Cefalo	23,250	—	—	23,250
Barry Chase	25,250	—	—	25,250
Daniel A. Decker	21,750	—		21,750
Steven Pearson	22,750	—	—	22,750
John Mark Ramsey (3)	—	—	—	—
Ronald Shuck	30,750	—	—	30,750
James Skorheim	28,750	—	—	28,750

(1)	Includes fees paid in 2015 for services rendered in 2014.
(2)	William Bloomer retired from the board of directors effective May 8, 2014.
(3)	Directors who are either (i) our executive officers, or (ii) affiliated with our advisor, do not receive compensation for services rendered as a director.

We pay each of our outside directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended in person or by teleconference. Effective commencing with the first regular board meeting of 2015 we increased the cash compensation for attendance at a regular board meeting to $4,500 per meeting attended in person or by teleconference. We expect to hold four regular board meetings per year.
•	$750 per special board meeting attended in person or by teleconference. The special board meeting fee will apply to any board meeting called by our officers that is not a regular board meeting.
•	$1,000 per committee meeting attended.
•	An additional committee chair fee of $500 per meeting for the chair of the audit and enterprise risk committee.
•	An additional committee chair fee of $250 per meeting for the respective chairs of the compensation, investment and independent directors committees.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Equity-Based Compensation

We have adopted an Employee and Director Long-Term Incentive Plan to (i) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase our profits; (ii) encourage selected persons to accept or continue employment with us or our advisor or one of our other affiliates; and (iii) increase the interest of our independent directors in our welfare through their participation in the growth in the value of our common stock. The total number of shares of common stock we have reserved for issuance under the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares at any time. No awards have been granted under the plan. Our Employee and Director Long-Term Incentive Plan was approved prior to the commencement of our public offering by our board of directors and initial stockholder.

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OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of September 1, 2015, regarding the beneficial ownership of our common stock by each of our directors, each of our named executive officers, and our directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
John Mark Ramsey	—	—
Sharon Kaiser	—	—
Billy Butcher	—	—
Romeo Cefalo	—	—
Barry Chase	—	—
Daniel A. Decker	—	—
Steven Pearson	—	—
Ronald Shuck	—	—
James Skorheim	—	—
	—	—
All current directors and executive officers as a group (nine persons)	—	—

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following September 1, 2015.

OWNERSHIP OF EQUITY SECURITIES BY CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of September 1, 2015, regarding the beneficial ownership of the persons that are known to us to be the beneficial owners of more than 5% of our common stock and Series C preferred stock, which constitute our two classes of voting securities. The percentage of beneficial ownership is calculated based on 11,495,216 shares of common stock and 1,000 shares of Series C preferred stock outstanding as of September 1, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percentage of Class	Amount and Nature of Beneficial Ownership of Series C Preferred Stock (1)	Percentage of Class
Sentinel RE Investment Holdings LP (2)	15,830,938	(3)	57.9%	1,000	100%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following September 1, 2015. None of the securities listed are pledged as security.
(2)	These securities are held directly by Sentinel RE Investment Holdings LP. Sentinel RE Investment Holdings GP LLC is the general partner of Sentinel RE Investment Holdings LP. KKR REPA AIV-1 L.P. is the managing member of Sentinel RE Investment Holdings GP LLC. KKR Associates REPA L.P. is the general partner of KKR REPA AIV-1 L.P. KKR REPA GP LLC is the general partner of KKR Associates REPA L.P. KKR Fund Holdings L.P. is the sole member of KKR REPA GP LLC. KKR Fund Holdings GP Limited is a general partner KKR Fund Holdings L.P. KKR Group Holdings L.P. is the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings L.P. KKR Group Limited is the general partner of KKR Group Holdings L.P. KKR & Co. L.P. is the sole shareholder of KKR Group Limited. KKR Management LLC is the general partner of KKR & Co. L.P. Messrs. Henry R. Kravis and George R. Roberts are the designated members of KKR Management LLC. Each of Sentinel RE Investment Holdings GP LLC, KKR REPA AIV-1 L.P., KKR Associates REPA L.P., KKR REPA GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts may be deemed to be the beneficial owner of the securities held by Sentinel RE Investment Holdings LP.

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(3)	Represents Series B Preferred Units of our operating partnership. Subject to the terms of the Second Amended and Restated Limited Partnership Agreement of our operating partnership, dated as of August 5, 2013, entered into by and among the Company, HPC LP TRS, LLC, and Sentinel RE Investment Holdings LP, Sentinel RE Investment Holdings LP has the right to convert 1,586,260 Series B Preferred Units into 15,830,938 common units of our operating partnership, which are then exchangeable for shares of our common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer and individual beneficially owning more than 10% of a registered security of us to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of us with the SEC. Based solely upon our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2014.

Equity Compensation Plan Information

The following table provides summary information about securities issuable under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	$—	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	(1)

(1)	The number shares authorized for issuance pursuant to the Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding stock at any time. As discussed above under the heading “Certain Information About Our Management – Equity-based Compensation,” no awards have been granted under the plan.

AUDIT AND ENTERPRISE RISK COMMITTEE REPORT

The Audit and Enterprise Risk Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit and Enterprise Risk Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results. The Audit and Enterprise Risk Committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. Management represented to the Audit and Enterprise Risk Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit and Enterprise Risk Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit and Enterprise Risk Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit and Enterprise Risk Committee has discussed with the independent registered public accounting firm its independence from us and our management, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accountant’s communications with the audit and enterprise risk committee concerning independence. The Audit and Enterprise Risk Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to us is compatible with its independence. The Audit and Enterprise Risk Committee has concluded that the independent registered public accounting firm is independent from us and our management.

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The Audit and Enterprise Risk Committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit and Enterprise Risk Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit and Enterprise Risk Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. The Audit and Enterprise Risk Committee has selected our independent registered public accounting firm. The following directors, who constitute the Audit and Enterprise Risk Committee, provide the foregoing report.

March 12, 2015	The Audit and Enterprise Risk Committee of the Board of Directors
James Skorheim (Chairman) and Ronald Shuck

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (“KPMG”) audited our financial statements for the years ended December 31, 2013 and December 31, 2014. KPMG reports directly to our audit and enterprise risk committee. One or more representatives of KPMG have been invited and are expected to be present at the 2015 annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The audit and enterprise risk committee reviewed the audit and nonaudit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of the nonaudit service fees, the audit and enterprise risk committee considered whether the provision of such services was compatible with maintaining the independence of KPMG.

The following table presents the aggregate fees billed to us for the years ended December 31, 2014 and 2013 by our principal accounting firm:

Services	2014	2013
Audit Fees – KPMG (1)	332,100	478,000
Audit-Related Fees – KPMG (2)	87,350	27,000
Tax Fees – KPMG	—	—
All Other Fees – KPMG	—	—
Total	$419,450	$894,000

(1)	Audit fees billed in 2014 and 2013 consisted of the audit of our annual consolidated financial statements, a review of our quarterly consolidated financial statements, and statutory and regulatory audits, consents and other services related to filings with the SEC.

(2)	Audit-related fees billed in 2014 and 2013 consisted of statutory and regulatory audits and financial accounting and reporting consultations.

The audit and enterprise risk committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC which are approved by the audit and enterprise risk committee prior to the completion of the audit. All services rendered by our independent registered public accounting firms for the years ended December 31, 2014 and 2013 were pre-approved in accordance with the policies and procedures described above.

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CERTAIN TRANSACTIONS WITH RELATED PERSONS

The independent directors committee has reviewed the material transactions between our related persons and us during our two most recently completed fiscal years, as well as any such currently proposed transactions. Based upon the independent directors committee’s review of these transactions and of the fees paid to affiliates of the Company during this period, the independent directors committee believes that all of the transactions have been fair and reasonable to the Company and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Set forth below is a description of such transactions and our policy regarding the review and approval of transactions involving affiliates.

Transactions with Related Persons

Advisory Relationship with Sentio Investments during 2013 and 2014

Throughout 2013 we were party to an advisory agreement with our advisor, Sentio Investments, LLC, which initially became effective on January 1, 2012 and was renewed for additional one-year terms commencing on January 1, 2013, January 1, 2014, and January 1, 2015, however, as discussed below under the heading “Transition Agreement” certain provisions of the advisory agreement have been amended as a result of the execution on February 10, 2013 of a Transition to Internal Management Agreement which was subsequently amended in April 2014 and February 2015 (as amended, the “Transition Agreement”) with our advisor.

John Mark Ramsey, our Chief Executive Officer, President and a member of our board of directors, is also the Chief Executive Officer and majority owner of our advisor. Sharon Kaiser, our Chief Financial Officer, Treasurer and Secretary, is also an executive officer and an employee of our advisor.

Pursuant to the provisions of the advisory agreement, our advisor, is responsible for managing, operating, directing and supervising the operation of our company and its assets. Generally, our advisor is responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, (iii) stockholder services, and (iv) in the event we conduct a public offering of our securities, offering-related services. Our advisor is subject to the supervision and ultimate authority of our board of directors and has a fiduciary duty to our company and its stockholders.

The fees and expense reimbursements payable or paid to Sentio Investments under the advisory agreement during 2013 and 2014, and subject to the terms of the Transition Agreement, as discussed below under the heading “Transition Agreement,” are described below.

Offering Stage Fees and Expenses:

•	If our board of directors determines that it is advisable and in our best interests to conduct an offering of our securities, Sentio Investments will be responsible for managing and supervising such offering activities and will be entitled to be reimbursed for organizational and offering costs paid by Sentio Investments on our behalf from the proceeds of such offering. Organizational and offering costs consist of all expenses (other than sales commissions and the dealer manager fees) to be paid by us in connection with our offerings, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses. However, Sentio Investments would be required to reimburse us to the extent that our organization and offering expenses are in excess of 15% of gross offering proceeds at the conclusion of such offering. During the years ended December 31, 2013 and 2014, and the six months ended June 30, 2015, Sentio Investments incurred no organization and offering expenses on our behalf.

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Acquisition and Operating Stage Fees and Expenses:

•	Subject to the limitation on fees agreed to in the Transition Agreement, we are obligated to pay Sentio Investments acquisition fees in an amount equal to 1.0% of the sum of the amount actually paid or allocated to the purchase, development, construction or improvement of an investment, inclusive of the acquisition expenses associated with such investment, and the amount of any debt attributable to such investment. With respect to acquisitions made through a joint venture in which the Company is a co-venturer, the acquisition fee payable to Sentio Investments will be equal to 1.0% of the Company’s allocable portion of the amount actually paid or allocated to the purchase, development, construction or improvement of the investment, inclusive of the acquisition expenses associated with such investment, and the Company’s allocable portion of any debt attributable to such investment. An acquisition fee will be payable to Sentio Investments at the time we acquire the related investment. In addition, we are required to reimburse Sentio Investments for direct costs Sentio Investments incurs and pays to third parties in connection with the selection and acquisition of potential investments, whether or not we ultimately acquire them. During the years ended December 31, 2013 and 2014, Sentio Investments earned approximately $0.5 million and $1.6 million, respectively, of acquisition fees from us and incurred no acquisition expenses on our behalf. No acquisition fees or expenses were paid to Sentio Investments or incurred on our behalf, respectively, for the six months ended June 30, 2015.

•	We are not required to reimburse Sentio Investments or its affiliates for any of their costs or expenses that are not directly attributable to our business, including without limitation (i) any personnel costs incurred by Sentio Investments to its employees, and (ii) any costs related to Sentio Investments’ rent, utilities and general overhead. We are responsible for paying directly or reimbursing Sentio Investments for costs that are directly attributable to our business.

•	Under the advisory agreement, Sentio Investments must restrict total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the Company’s Average Invested Assets (as defined in the advisory agreement) or 25% of the Company’s net income for such period (the “2%/25% Guidelines”), unless the independent directors committee determines that a higher level of expenses is justified, based on unusual and non-recurring factors which it deems sufficient. If the independent directors committee does not approve such excess as being so justified, the advisory agreement and our charter require that any amount in excess of the 2%/25 Guidelines (an “Excess Amount”) paid to Sentio Investments during a fiscal quarter shall be repaid to us. For the four quarters ended June 30, 2015, December 31, 2013 and December 31, 2014, our management fees and expenses and operating expenses did not exceed the greater of 2% of our average invested assets and 25% of our net income.

•	Subject to compliance with the 2%/25% Guidelines and the limitation on fees agreed to in the Transition Agreement, we are obligated to pay Sentio Investments a financing coordination fee for services rendered by Sentio Investments in connection with the refinancing of any of our debt obligations in an amount equal to 0.5% of the gross amount of any such refinancing, provided however, that Sentio Investments will not be entitled to a financing coordination fee in connection with the refinancing of debt obligations secured by any particular asset that was subject to a refinancing in connection with which Sentio Investments received a financing coordination fee within the immediately preceding three year period. Any such financing coordination fee is payable to Sentio Investments upon the closing of the related refinancing. During the years ended December 31, 2013 and 2014, Sentio Investments earned approximately $0.1 million and $0.1 million of financing coordination fees from us, respectively. Sentio Investments earned no financing coordination fees from us for the six months ended June 30, 2015.

•	Subject to compliance with the 2%/25% Guidelines and the limitation on fees agreed to in the Transition Agreement, we are obligated to pay Sentio Investments a monthly asset management fee in an amount equal to one-twelfth of 1.0% of our assets under management, calculated on a monthly basis as of the last day of each month. Additionally, subject to compliance with the 2%/25% Guidelines and the limitation on fees agreed to in the Transition Agreement, with respect to fiscal quarters in which distributions declared to stockholders and cash available for distribution for such fiscal quarter are each at least $0.125 per share, we are also obligated to pay Sentio Investments a quarterly bonus asset management fee equal to the lesser of (i) one-fourth of 0.15% of our assets under management, calculated on a quarterly basis as of the last day of the quarter, or (ii) $150,000. During the years ended December 31, 2013 and 2014, Sentio Investments earned approximately $2.9 million and $4.1 million, respectively, of asset management fees from us. For the six months ended June 30, 2015, Sentio Investments earned approximately $2.9 million of asset management fees from us.

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•	Subject to the limitation on fees agreed to in the Transition Agreement, if we retain Sentio Investments or one of its affiliates to manage or lease any of our properties, we will pay Sentio Investments or such affiliate a market-based fee in accordance with a separately negotiated property management, leasing and development agreement to be approved by the independent directors committee, which agreement may provide for fees similar to what other management or leasing companies generally charge for the management or leasing of similar properties, and which may include reimbursement for the costs and expenses Sentio Investments or its affiliates incurs in managing or leasing our properties. During the years ended December 31, 2013 and 2014, and the six months ended June 30, 2015, we did not pay any property management, leasing or development fees to Sentio Investments.

Listing/Liquidation Stage Fees and Expenses:

•	Subject to the limitation on fees agreed to in the Transition Agreement, if Sentio Investments or one of its affiliates provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors committee) in connection with the sale of one or more of our properties, other than a sale in connection with a transaction in which we sell, grant, convey or relinquish our ownership of all or substantially all of our assets, we would be required to pay Sentio Investments or such affiliate at closing a disposition fee equal to the lesser of (i) 1.0% of the sales price of such property or properties, or (ii) one-half of the competitive real estate commission in light of the size, type and location of the property. The disposition fee may be paid in addition to real estate commissions paid to non-affiliates, provided that the total real estate commissions (including such disposition fee) paid to all persons by us for each property shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate contract sales price of each property or (ii) the competitive real estate commission for each property. During the years ended December 31, 2013 and 2014, Sentio Investments earned approximately $0.1 million and $0.0 million, respectively, of disposition fees from us. For the six months ended June 30, 2015, Sentio Investments earned no disposition fees from us.

•	As described in further detail below under “Transition Agreement” under certain circumstances, Sentio Investments may be entitled to incentive fee amounts upon a listing or liquidation of the Company, or upon a termination of the advisory agreement. During the years ended December 31, 2013 and 2014,and the six months ended June 30, 2015, we did not pay any incentive fees to Sentio Investments related to listing or liquidation of the Company, or a termination of the advisory agreement.

Fee Credit

Sentio Investments may advise other owners or prospective owners of assets in the healthcare sector and earn fees for such efforts. However, in the event that a third party owner contracts with Sentio Investments for the provision of advisory services, Sentio Investments will be required to reduce the fees that we pay pursuant to the advisory agreement as follows: (A) if the contractual fees to be paid by such third party owner to Sentio Investments are, on a percentage basis, greater than or equal to 90% of the corresponding or analogous fees charged to us, then Sentio Investments will reduce the amount of fees charged to us by a dollar amount equal to 50% of the corresponding or analogous fees actually paid to Sentio Investments by such third party owner; and (B) if the contractual fees to be paid by such third party owner to Sentio Investments are, on a percentage basis, less than 90% of the corresponding or analogous fees charged to us, then Sentio Investments will reduce the dollar amount of fees charged to us by an amount equal to 25% of the corresponding or analogous fees actually paid to Sentio Investments to such third party owner.

Term and Termination

The advisory agreement with Sentio Investments has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties, subject to the terms of the Transition Agreement. The advisory agreement may be terminated by us or by Sentio Investments without cause and without penalty upon 60 days written notice to the other party. Either party may terminate the agreement immediately in the event that the other party (i) commences bankruptcy or similar insolvency proceedings, or (ii) commits a material breach of the agreement which is not cured within 30 days after written notice from the non-breaching party, or which the non-breaching party reasonably determines cannot be cured within 30 days.

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Transition Agreement

As further described below under “KKR Equity Commitment,” on February 10, 2013 (the “Commitment Effective Date”), we entered into a series of agreements with the KKR Investor for the purpose of obtaining capital to finance future investment opportunities. One of the agreements entered in connection with the KKR Equity Commitment was the Transition Agreement with Sentio Investments and the KKR Investor. The Transition Agreement sets forth the terms for our transition from our current externally-advised structure to an internal management structure. The Transition Agreement provides that the existing external advisory structure will remain in place upon substantially the same terms as currently in effect until February 10, 2017, subject to annual renewals of the advisory agreement in accordance with the requirements of the Company’s governing documents, at the end of which time the advisory function will be internalized in accordance with the Transition Agreement.

As noted above, Mr. Ramsey is the Chief Executive Officer and majority owner of Sentio Investments, and Ms. Kaiser is an executive officer and an employee of Sentio Investments.

The Transition Agreement limits the amount of the fees payable under our existing advisory agreement with Sentio Investments. Specifically, notwithstanding the provisions of the advisory agreement, acquisition fees, financing coordination fees, asset management fees, property management and leasing fees, and disposition fees payable under the advisory agreement are limited to an amount no more than (1) $3.2 million plus an excess amount of $3.2 million (the “Excess Fee Amount”) during the one-year period following the Commitment Effective Date, and (2) $3.2 million plus any remaining portion of the Excess Fee Amount during the period from the first to the second anniversary of the Commitment Effective Date. The maximum aggregate amount of such fees payable to the advisor from the Commitment Effective Date through the second anniversary of the Commitment Effective Date under these limits was $9.6 million (the “Maximum Fee Amount”). Solely with respect to any fees earned by the advisor during the period from the first to the second anniversary of the Commitment Effective Date in excess of the Maximum Fee Amount, such fees will be included in fees payable during the one-year period following the second anniversary of the Commitment Effective Date, subject to a maximum amount of $1.0 million. For the one-year period from the second to the third anniversary of the Commitment Effective Date, as well as for the one-year period from the third to the fourth anniversary of the Commitment Effective Date, the same limits will apply to the aggregate fees the advisor can earn such that the aggregate amount of such fees payable to the advisor from the second anniversary to the fourth anniversary of the Commitment Effective Date is equal to the Maximum Fee Amount.

The Transition Agreement also amends the advisory agreement to modify the terms of the subordinated incentive fees to which our advisor may be entitled under certain circumstances. Specifically, the Transition Agreement provides for the following possible incentive amounts to be payable to our advisor:

•	Subordinated Sales and Financings Promote. A subordinated sales and financings promote may be payable to the advisor upon a distribution to holders of shares of our common stock outstanding as of the Commitment Effective Date (the “Legacy Common Shares”) resulting from a sale and financing of one or more of our assets, which will be determined and paid as an amount of shares of common stock equal to the ratio of:

o	10% of the amount, if any, by which (A) the sum of (i) the number of Legacy Common Shares times the per share cash distributions to the holders of the Legacy Common Shares in respect of cash from sales and financings, plus (ii) the total amount of all previous dividends or distributions paid on the Legacy Common Shares since the date of the inception of the Company’s initial public offering; exceeds (B) the sum of (x) the total invested capital for the Legacy Common Shares and (y) the amount required to pay stockholders a 7% cumulative, non-compounded return from inception of the Company’s initial public offering through the date of the closing of the applicable sale or financing on the Legacy Common Shares;

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over:

o	the net asset value per share of common stock as of the closing of the applicable sale or financing (as defined in the Transition Agreement).

However, if the subordinated sales and financings promote is payable as the result of a sale of all or substantially all of the assets of the Company, then the promote will be paid in cash rather than shares of common stock.

•	Subordinated Internalization Promote. In connection with a termination of the advisory agreement upon consummation of an internalization, the advisor may be entitled to a subordinated internalization promote determined and paid on the third anniversary of the Commitment Effective Date (unless delayed in accordance with the Transition Agreement), in an amount consisting of the sum of:

o	a cash payment equal to 40% of:

▪	10% of the amount, if any, by which (A) the sum of (i) the number of Legacy Common Shares times the per share net asset value on the determination date, plus (ii) the total amount of dividends or distributions paid on the Legacy Common Shares from date from inception of the Company’s initial public offering through the determination date; exceeds (B) the sum of (x) the total invested capital for the Legacy Common Shares and (y) the amount required to pay stockholders a 7% cumulative, non-compounded return from inception of the Company’s initial public offering through the determination date on the Legacy Common Shares (such amount, the “Subordinated Internalization Cash Amount”); and

o	an amount of shares of common stock equal to the ratio of:

▪	60% of the Subordinated Internalization Cash Amount;

over:

▪	the net asset value per share of common stock as of the determination date (as defined in the Transition Agreement).

However, in the event the common stock is listed on a national stock exchange as of the determination date, the amount of the subordinated internalization promote will be determined by reference to the market value of a share of common stock (as defined in the Transition Agreement), rather than the net asset value. Furthermore, the amount of the subordinated internalization promote will be reduced by the amount of any subordinated sales and financings promote previously earned by our advisor.

•	Subordinated Performance Fee Due Upon Termination. If (1) we terminate the advisory agreement prior to an internalization for any reason other than a material breach by the advisor, (2) the advisory agreement is not renewed (other than in connection with an internalization) because we are unwilling to renew the agreement on substantially similar terms, or (3) the advisor terminates the advisory agreement prior to an internalization because of a material breach by us, then, we will pay the advisor a subordinated performance fee due upon termination, payable in the form of a promissory note bearing simple interest at a rate of 5% per annum, in a principal amount equal to:

o	10% the amount, if any, by which (A) the sum of (i) the product of the Legacy Common Shares times the per share net asset value at the termination date and (ii) total distributions (excluding any stock dividend and distributions paid on shares of common stock redeemed by the Company) paid on the Legacy Common Shares through the termination date, exceeds (B) the sum of (i) the total invested capital for the Legacy Common Shares and (ii) the total distributions required to be made to the Legacy Common Shares in order to pay stockholders a 7% cumulative, non-compounded return from inception of the Company’s initial public offering through the termination date;

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o	less any prior payment to our advisor of a subordinated sales and financings promote.

Upon the internalization date established pursuant to the Transition Agreement, we will acquire all of the advisor’s assets that are reasonably necessary for the management and operation of our business (we refer to such a transaction as an internalization). On or prior to the internalization date, our advisor will facilitate our efforts to hire the employees of the advisor. With respect to certain key persons, we will be required to enter into employment agreements based upon market terms established in consultation with an independent compensation consultant. The Investor will have the right to consent to our hiring of all key personnel. Upon an internalization or a Liquidation Event (as defined in the investor rights agreement entered in connection with the KKR Equity Commitment), then our advisor will receive a fee in an amount that is the lesser of (i) $4.0 million or $3.0 million (depending on when the event occurs), and (ii) the remaining portion of the $9.6 million maximum fee amount, if any, not previously paid to our advisor .

In connection with entering into the Transition Agreement, we and our advisor have generally agreed not to terminate the advisory agreement without the prior consent of the KKR Investor.

KKR Equity Commitment

On February 10, 2013, we entered into a series of agreements, which have been amended at various points after February 10, 2013, with Sentinel RE Investment Holdings LP (the “KKR Investor”), an affiliate of KKR, for the purpose of obtaining up to a $158.7 million of equity funding to be used to finance investment opportunities (such investment and the related agreements, as amended, are referred to herein collectively as the “KKR Equity Commitment”). Pursuant to the KKR Equity Commitment, we could issue and sell to the Investor and its affiliates on a private placement basis from time to time over a period of up to three years, up to $158.7 million in aggregate issuance amount of Series C preferred stock in the Company and Series B Preferred Units in the Operating Partnership. As a result of the transactions contemplated by the KKR Equity Commitment, the Investor currently beneficially owns an aggregate of 15,830,938 shares of common stock of the Company, which represents, in the aggregate, approximately 57.9% of the outstanding shares of common stock as of September 1, 2015. No securities remain issuable under the Purchase Agreement.

The terms of the KKR Equity Commitment and the related agreements and securities are described in detail in our Current Reports on Form 8-K filed with the SEC on February 12, 2013, April 10, 2014, December 30, 2014 and January 22, 2015.

Billy Butcher, who has served as one of our directors since March 12, 2013 and was elected to be one of our directors in connection with, and as a condition to, the execution of KKR Equity Commitment is an executive officer of Sentinel RE Investment Holdings GP LLC, which is the general partner of the KKR Investor. Mr. Butcher is also employed by KKR as a Director in its Real Estate business.

Daniel A. Decker who has also served as one of our directors since March 12, 2013 and was elected to be one of our directors in connection with, and as a condition to, the execution of KKR Equity Commitment. Mr. Decker is associated with the KKR Investor and KKR. Mr. Decker, through an entity that he owns, is a co-investor with the KKR Investor in us in connection with the KKR Equity Commitment.

REPORT OF THE INDEPENDENT DIRECTORS COMMITTEE

Review of our Policies

The independent directors committee of our board of directors has reviewed our policies and determined that they are in the best interest of our stockholders. Set forth below is a discussion of the basis for that determination.

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Offering Policy

On April 29, 2011, we ceased offering shares of common stock in our follow-on primary offering, at which time we had sold 725,712 shares of common stock in the primary offering for aggregate gross proceeds of $7,255,365. The decision to cease the follow-on offering was prompted by uncertainty associated with our consideration of various strategic alternatives to enhance value for stockholders. On October 18, 2011, our independent directors committee concluded its analysis of strategic alternatives and determined that the Company was well positioned as an investment program with a continued focus on healthcare real estate. We identified strategies in this evaluation process that we believe will enhance this position. Since then we have implemented operating changes designed to increase portfolio cash flow and increase stockholder value. In particular, the Company has focused on portfolio performance, identifying investment and financing opportunities, implementing operational efficiencies and identifying opportunities for capital growth. Our efforts to identify and implement capital growth strategies culminated in the execution in 2013 of the KKR Equity Commitment transaction discussed in further detail herein under the heading “Certain Transactions With Related Persons – Other Transactions with Related Persons – KKR Equity Commitment.”

Given our strategic focus on operational efficiency and the significant costs associated with conducting a continuous public offering, we believe that it is currently in the best interests of the Company not to raise new capital in a primary offering of our common stock. However, we are offering up to an aggregate of $99,000,000 of our common stock to our existing stockholders pursuant to our distribution reinvestment plan. We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, reserves required by any financings of our investments; future funding obligations under any real estate loans receivable we acquire; the acquisition of assets; the repayment of debt; and other cash uses related to our investments, such as making capital and tenant improvements or paying leasing costs and commissions related to real property. We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Acquisition and Investment Policies

Our objective is to acquire a long-term stabilized portfolio of real estate properties that consists of at least 50% core properties. We may also acquire value-added and opportunistic properties and real estate related investments. We may acquire more value-added and opportunistic properties than core properties, with a view to achieving a more balanced portfolio of properties through a combination of development efforts, refinancings and subsequent acquisitions.

We intend for our investments in real estate assets to be concentrated in the healthcare sector. To date, our investments have been exclusively in the healthcare sector.

Healthcare real estate includes a variety of property types, including senior housing facilities, medical office buildings, hospital facilities, skilled nursing facilities, outpatient centers, and other healthcare related facilities. According to The National Coalition on Healthcare, by 2016 nearly $1 in every $5 in the United States will be spent on healthcare, and the aging U.S. population is expected to continue to fuel the need for healthcare services. The over age 65 population of the United States is projected to grow 36% between 2010 and 2020, compared with 9% for the general population, according to the U.S. Census Bureau. Presently, the healthcare real estate market is fragmented, with a local or regional focus, offering opportunities for consolidation and market dominance. We believe that a diversified portfolio of healthcare properties minimizes risks associated with third-party payors, such as Medicare and Medicaid, while also allowing us to capitalize on the favorable demographic trends described above.

Our advisor believes that investment opportunities in healthcare properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge, experience in specific geographic areas, industry expertise and established relationships with operators of these property types.

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Although we intend to focus on acquiring and developing a portfolio of healthcare properties and real estate-related assets, we may also invest in other real estate types that we believe may assist us in meeting our investment objectives. Our charter limits our investments in unimproved real property or mortgage loans on unimproved real property to 10% of our total assets, but we are not otherwise restricted in the proportion of our portfolio that we must allocate to investment in any specific type of property. We do not expect to engage in the underwriting of securities of other issuers.

We believe that there are sufficient acquisition opportunities that meet our investment focus and that our current acquisition and investment policies continue to be in the best interests of our stockholders.

Borrowing Policy

Debt Financing. When we refer to debt financing, we are referring to all types of debt financing at fixed or variable interest rates or some combination of both. For our stabilized core properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 50% to 65% of the value of the asset. For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 65% to 75% of the cost of the asset. We may exceed these debt levels on an individual property basis. Once these value-added and opportunistic properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core properties. While we seek to fall within the outlined targets on a portfolio basis, for any specific property we may exceed these estimates. While we do not expect to utilize debt financing in excess of 300% of our net assets (equivalent to 75% of the cost of our tangible assets), upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation. It is likely that our debt financing will be secured by the underlying property, but it will not necessarily be the case each time. We may enter into interest rate protection agreements to mitigate interest rate fluctuation exposure if we believe the benefit of such contracts outweigh the costs of purchasing these instruments.

Other Indebtedness. We may also incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and, if necessary, to make distributions, including those necessary to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to borrow such funds on an unsecured basis but we may secure indebtedness with properties if our independent directors committee determines that it is in our best interests.

Our advisor may also create an affiliated entity that will purchase properties using debt financing and hold them for us pending our ability to acquire the properties at a low to moderate level of indebtedness. Any properties that we purchase from the affiliated acquisition holding company will meet our core investment criteria and be approved by our independent directors committee. Our purchase price for the property would reflect the costs associated with holding the property. In no event will we acquire the property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements. If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet. If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

Our charter limits our borrowings to 300% of our net assets (equivalent to 75% of the cost of our tangible assets) unless the excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. There is no limitation on the amount we may borrow for the purchase of any single property; however, as noted above, we will not borrow in excess of 300% of our net assets (equivalent to 75% of the cost of the asset) without the approval of our independent directors committee.

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Disposition Policy

Our goal in selling properties is to achieve maximum capital appreciation, although we cannot guarantee that this objective will be realized. Our general policy is to sell our properties for all cash. When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless substantial justification exists. Our disposition policy provides us with the flexibility to time and structure property sales in a manner that optimizes our investment return. For this reason, we believe the current disposition policy is in the best interests of our stockholders.

Policy Regarding Operating Expenses

We are not required to reimburse our advisor or its affiliates for any of their costs or expenses that are not directly attributable to our business, including without limitation (i) any personnel costs incurred by our advisor to its employees, and (ii) any costs related to our advisor’s rent, utilities and general overhead. We are responsible for paying directly or reimbursing our advisor for costs that are directly attributable to our business. Under our advisory agreement, our advisor must restrict total operating expenses for the preceding four consecutive fiscal quarters, as determined at the end of each fiscal quarter, to the greater of 2% of the Company’s Average Invested Assets or 25% of the Company’s net income for such period, unless the independent directors committee determines that a higher level of expenses is justified, based on unusual and non-recurring factors. The independent directors committee will not approve any operating expenses (other than those determined to be justified based on unusual and non-recurring factors) if, in its reasonable discretion, the independent directors committee determines that such operating expenses, considered together with operating expenses previously approved for the relevant period, as well as estimated operating expenses for the remainder of the relevant period, would exceed the 2%/25% Guidelines.

Liquidation or Listing Policy

We believe it is in the best interest of our stockholders not to list our common shares on a national exchange at this time. First, we remain in the property-acquisition stage of our life cycle, and remaining unlisted improves our ability to continue to raise new equity and purchase additional properties so that the real estate portfolio can achieve greater size and diversification. Second, we believe it is currently more cost effective to remain unlisted and utilize our external advisor at the present time than it would be to internalize all the resources necessary to operate a listed company. Third, our shares are offered as a long-term investment. We believe that the ability to provide our stockholders with liquidity in the near-term is outweighed by the long-term benefits of allowing the portfolio to mature. In making the decision of whether to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

Policy regarding Transactions with Affiliates

Our charter requires our independent directors committee to review and approve all transactions involving our affiliates and us. Prior to entering into a transaction with an affiliate that is not covered by our advisory agreement with our advisor, a majority of the independent directors committee must conclude that the transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Furthermore, our independent directors committee must review at least annually our fees and expenses to determine that the expenses incurred are reasonable in light of our investment performance, our net asset value, our net income and the fees and expenses of other comparable unaffiliated REITs. In addition, our Code of Business Conduct and Ethics sets forth examples of types of transactions with related parties that would create conflicts of interest between the interests of our stockholders and the private interests of the parties involved in such transactions. Our directors and officers are required to take all reasonable action to avoid such conflicts of interest or the appearance of conflicts of interest. If a conflict of interest becomes unavoidable, our directors and officers are required to report the conflict to a designated ethics contact, which, depending on the circumstances of the transaction, would be either our Chief Executive Officer, Chief Financial Officer, or the chairman of our audit and enterprise risk committee. The appropriate ethics contact is then responsible for working with the reporting director or officer to monitor and resolve the conflict of interest in accordance with our Code of Business Conduct and Ethics.

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Certain Transactions with Related Persons

The independent directors committee has reviewed the material transactions between our affiliates and us since the beginning of 2013, all of which were approved in advance in accordance with our policy described above, and the terms of which are disclosed herein under the heading “Certain Transactions with Related Persons.” Based upon our review of these transactions and of the fees paid to affiliates of the Company since the beginning of 2013, we believe that all of the transactions have been fair and reasonable to the Company and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

March 12, 2015	The Independent Directors Committee of the Board of Directors

Romeo Cefalo (Chairman), Barry Chase,
Steven Pearson, Ronald Shuck and James Skorheim

ADDITIONAL INFORMATION

Stockholder Proposals

Any stockholder proposals for inclusion in our proxy materials for our 2016 annual meeting must be received by us no later than May 19, 2016. However, if we hold our annual meeting before October 6, 2016 or after December 6, 2016, then stockholders must submit proposals from inclusion in our 2016 proxy materials a reasonable time before we begin to print and send our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders must be submitted in accordance with our corporate bylaws. Our bylaws currently provide that, in order for a stockholder to bring any business or nominations before the annual meeting of stockholders, certain conditions set forth in Section 2.12 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. Accordingly, under our bylaws, a stockholder nomination or proposal intended to be considered at the 2016 annual meeting of stockholders must be received by us no earlier than April 19, 2016 and not later than May 19, 2016. Our Secretary will provide a copy of our bylaws upon written request and without charge.

We have adopted a process for stockholders to send communications to our board or directors. A description of the manner in which stockholders can send such communications appears above under “Communication with Directors.”

Where You Can Find More Information

The SEC maintains a website that contains reports, proxies and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

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OTHER MATTERS

We are not aware of any other matter to be presented for action at the annual meeting other than those identified in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

John Mark Ramsey
President and Chief Executive Officer

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APPENDIX A

SENTIO HEALTHCARE PROPERTIES, Inc.

CHARTER FOR THE

AUDIT AND ENTERPRISE RISK COMMITTEE

OF THE BOARD OF DIRECTORS

Organization

This Charter governs the operations of the Audit and Enterprise Risk Committee (the “Committee”) of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”). The Committee shall review and reassess the Charter at least annually. The members of the Committee shall be appointed by the Board of Directors and shall serve at the pleasure of the Board of Directors for such term or terms as the Board of Directors shall determine. The Committee shall consist of at least three Directors, each of whom the Board of Directors has determined has no material relationship with the Company and each of whom is otherwise “independent” under the provisions of the NASAA Statement of Policy Regarding Real Estate Investment Trusts and the criteria set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934. At any meeting of the Committee, a majority of the total number of members of the Committee shall constitute a quorum. The Board of Directors shall also determine that each Committee member is “financially literate,” and that at least one member of the Committee has “accounting or related financial management expertise,” as such qualifications are interpreted by the Board of Directors in its business judgment, and whether any member of the Committee is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (the “SEC”). If the Board of Directors has determined that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

Statement of Purpose

The purpose of the Committee is to assist the Board of Directors by providing oversight of: (i) the Company’s accounting and financial reporting processes, (ii) the integrity of the Company’s financial statements, (iii) the qualifications, performance and independence of the independent auditors, (iv) the annual independent audit, or periodic reviews, of the Company’s financial statements, (iv) the Company’s compliance with legal and regulatory requirements, (v) the design and adoption of policies and programs relating to enterprise risk management, (vi) the identification, measurement and analysis of material risks facing the Company, and (v) the Company’s timely implementation and integration of policies and programs for monitoring and mitigating risk exposure in all facets of the Company’s business. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, Company or Committee counsel and management of the Company.

The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities. The Committee is empowered to investigate any matter brought to its attention within the scope of its responsibilities with full access to all books, records, facilities, and personnel of the Company and has the authority, without seeking approval of the Board of Directors or management, to select, retain, terminate, and approve the fees and other retention terms of outside counsel, the Company’s independent auditors, or other experts for this purpose at the expense of the Company.

A-1

Responsibilities and Processes

The primary responsibilities of the Committee are to oversee the Company’s accounting and financial reporting processes and the Company’s enterprise risk management processes on behalf of the Board of Directors and report the results of its activities to the Board of Directors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the effectiveness of internal control over financial reporting and enterprise risk management. The independent auditors are responsible for planning and carrying out a proper audit of the Company’s annual financial statements prior to the filing of the annual report on Form 10-K, and reviewing the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting and sound business risk management practices and ethical behavior. It is not the duty of the Committee to plan or conduct the audits or to determine that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to implement the risk management strategies of the Company.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities for the Company’s accounting and financial reporting process. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and they should remain flexible in order to best react to growth, changing conditions and circumstances. The Committee shall:

(1)	Have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board of Directors, as representatives of the Company’s stockholders. The Committee shall have the sole ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations and will provide sufficient opportunity for the independent auditors to meet privately with the members of the Committee.

(2)	Pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exception for non-audit services that are approved by the Committee prior to completion of the audit. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

A-2

(3)	Discuss with the independent auditors the overall scope and plans for their respective audits. Such discussion should include inquiry as to the “peer review” processes of the audit firm and any disciplinary action, litigation or other matters which would affect the auditor’s ability to issue their opinion. The Committee shall obtain from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, and shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

(4)	Review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chairperson of the Committee may represent the entire Committee for the purposes of this review.

(5)	Discuss with management, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, and legal and ethical compliance programs, including the Company’s Code of Conduct. The Committee shall discuss with management and the auditors critical accounting policies that have the most significant effect on the Company’s financial posture and review other areas of the financial statements with management and the auditors.

(6)	Review significant events, transactions, reports or inquiries received from regulators or governmental agencies for their impact on the financial statements, as well as review with management applicable industry developments and the Company’s competitive position and strategy.

(7)	Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), as well as the auditor’s judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting, and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K. The review shall also include the reasonableness of significant judgments made in the preparation of the financial statements, as well as the clarity of financial statement disclosures. In addition, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

(8)	Review with management and the independent auditors the management letter provided by the auditors, especially comments which require recommended changes or improvements in the Company’s accounting and reporting procedures or internal controls, and the Company’s response to that letter.

(9)	Review disclosures made by the Company’s chief executive officer and chief financial officer during their certification process for the Company’s reports on Form 10-Q and Form 10-K about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

A-3

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities for the Company’s enterprise risk management process, including but not limited to the processes and procedures for identification, management and mitigation of material risks to the assets, resources, reputation , operations, agents, residents, guests, families and other constituents of the Company. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and they should remain flexible in order to best react to growth, changing conditions and circumstances. The Committee will:

(1)	Review with management the design, adoption, and effectiveness of policies and programs related to risk assessment and risk management across all facets of the Company’s business,

(2)	Work with management to identify, measure and analyze material risks facing the Company, which risks may include, but are not limited to, compliance with federal, state and local laws and regulations that govern the Company’s conduct of its business, market, reputational and operational risk, fraud, strategic, technology, data-security and business-continuity risks,

(3)	Oversee the timely implementation and integration of policies and programs for monitoring and mitigating the Company’s risk exposure,

(4)	Establish and periodically review policies and procedures regarding insurance and loss mitigation,

(5)	Oversee compliance with risk management policies and programs throughout the Company, and

(6)	Review with management potential future risks to the Company and review proactive plans for addressing these risks as appropriate.

Structure and Meetings

The Committee shall designate one member as its chairperson. The Committee shall meet at least once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should meet separately periodically with management, counsel and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.

A-4

APPENDIX B

SENTIO HEALTHCARE PROPERTIES, INC.

CHARTER FOR THE

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

Organization

This Charter governs the operations of the Compensation Committee of Sentio Healthcare Properties, Inc., a Maryland corporation (the "Company"), The Compensation Committee shall review and reassess the Charter at least annually. The Compensation Committee shall consist of at least two Directors appointed by the Board of Directors, each of whom will be an "independent director"as defined in applicable guidelines or listing requirements, a "non-employee director" within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission ("SEC"), and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the "Board") at any time.

Statement of Policy

The Compensation Committee's basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

Responsibilities and Processes

In carrying out its purpose, the Compensation Committee will have the following responsibilities and duties:

(1)	Review annually and approve the Company's compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

(2)	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

(3)	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company's officers.

(4)	Review and recommend compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

(5)	With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Company's stock option or other equity incentive plans to all persons who are Board members or officers.

B-1

(6)	Grant stock options and other discretionary awards under the Company's stock option or other equity incentive plans to all other eligible Individuals. The Committee may delegate to one or more corporate officers designated by the Committee the authority to make grants to eligible individuals (other than any such corporate officer) who are not officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any corporate officers) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

(7)	Amend the provisions of the Company's stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

(8)	Approve for submission to the stockholders stock option or other equity incentive plans or amendments thereto to the extent required by applicable rules of the SEC and applicable stock exchange or quotation system, if applicable.

(9)	Oversee and periodically review the operation of all of the Company's employee benefit plans. Responsibility for day-today administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

(10)	Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company's compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

(11)	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

(12)	Approve separation packages and severance benefits for officers to the extent that the packages are outside the ordinary plan limits.

(13)	Have full access to the Company's executives and personnel as necessary to carry out its responsibilities.

(14)	Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company's officers and other key employees.

(15)	Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

(16)	Review the Compensation Committee Charter from time to time and recommend any changes to the Board.

(17)	Report to the Board on the major items covered at each Compensation Committee meeting.

B-2

Notwithstanding the foregoing, any action of the Compensation Committee, other than the grant of stock options or other discretionary awards under the Company's stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

B-3

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope

VOTE IN PERSON Attend Stockholders Meeting 189 South Orange Ave, Suite 1700 Orlando FL 32801 on November 5, 2015

Please detach at perforation before mailing.

PROXY	SENTIO HEALTHCARE PROPERTIES, INC.	PROXY
ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 5, 2015
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned common stockholder of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), hereby appoints John Mark Ramsey and Sharon C. Kaiser, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at the Sentio Healthcare Properties corporate offices, 189 South Orange Ave., Suite 1700, Orlando, FL 32801, on November 5, 2015, at 10:00 a.m. eastern time, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the common stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the common stockholder will be cast “FOR” all nominees listed in Proposal 1a and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, Director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Sentio Healthcare Properties, Inc. Stockholder Meeting to Be Held on November 5, 2015.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/shp-27059

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” FOR ALL NOMINEES LISTED IN PROPOSAL 1a.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:

1a.	Election of Director Nominees:			FOR	WITHHOLD	FOR ALL

	01. Romeo Cefalo	02. Barry Chase	03. Steven Pearson	☐	☐	☐
	04. John Mark Ramsey	05. Ronald Shuck	06. James Skorheim

Instructions: To withhold authority to vote for one or more (but not all) nominees, mark “For All Except” and write the nominee number(s) and/or name(s) on the line provided.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope

VOTE IN PERSON Attend Stockholders Meeting 189 South Orange Ave, Suite 1700 Orlando FL 32801 on November 5, 2015

Please detach at perforation before mailing.

PROXY	SENTIO HEALTHCARE PROPERTIES, INC.	PROXY
ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 5, 2015
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned Series C preferred stockholder of Sentio Healthcare Properties, Inc., a Maryland corporation (the “Company”), hereby appoints John Mark Ramsey and Sharon C. Kaiser, and each of them, the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at the Sentio Healthcare Properties corporate offices, 189 South Orange Ave., Suite 1700, Orlando, FL 32801, on November 5, 2015, at 10:00 a.m. eastern time, and at any adjournment or adjournments thereof, with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the meeting and instructs the proxies to vote as directed on the reverse side.

The votes entitled to be cast by the Series C preferred stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the Series C preferred stockholder will be cast “FOR” all nominees listed in Proposal 1a, “FOR” all nominees listed in Proposal 1b and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. When signing as custodian, attorney, executor, administrator, Director, guardian, etc., please sign your title as such. Joint owners should each sign.

Signature

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ABOVE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Sentio Healthcare Properties, Inc. Stockholder Meeting to Be Held on November 5, 2015.

The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/shp-27059

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” FOR ALL NOMINEES LISTED IN PROPOSAL 1a AND PROPOSAL 1b.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:

1a.	Election of Director Nominees:			FOR	WITHHOLD	FOR ALL

	01. Romeo Cefalo	02. Barry Chase	03. Steven Pearson	☐	☐	☐
	04. John Mark Ramsey	05. Ronald Shuck	06. James Skorheim

Instructions: To withhold authority to vote for one or more (but not all) nominees, mark “For All Except” and write the nominee number(s) and/or name(s) on the line provided.

1b.	Election of Director Nominees:			FOR	WITHHOLD	FOR ALL

	01. Billy Butcher	02. Daniel A. Decker		☐	☐	☐

Instructions: To withhold authority to vote for one or more (but not all) nominees, mark “For All Except” and write the nominee number(s) and/or name(s) on the line provided.

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON THE REVERSE SIDE.